CONSENT OF EXPERTS

  We hereby consent to the inclusion of our opinion dated
  January 15, 2002, in this prospectus.

                 /s/  Rhea & Ivy, P.L.C.

  Memphis, Tennessee
  April 29, 2002





































  C:\WPDATA\elink\Wadefund\NIA Consent.doc.doc